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                                                                     EXHIBIT 4.6



         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS AN EXEMPTION OR EXCLUSION THEREFROM IS AVAILABLE.

         THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE
         SUBORDINATION AGREEMENT.

         THIS NOTE IS SUBJECT TO THE RIGHTS AND RESTRICTIONS, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER, CONTAINED IN A SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT DATED AS OF NOVEMBER 18, 1996 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER HEREOF).


                         AIR-CURE TECHNOLOGIES, INC.

               SENIOR SUBORDINATED NOTE DUE NOVEMBER 18, 2003


No. RS-2
$2,000,000                                                     November 18, 1996


         FOR VALUE RECEIVED, the undersigned, AIR-CURE TECHNOLOGIES, INC. (the "COMPANY"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to First Commere Corporation or registered and permitted assigns, the principal sum of TWO MILLION AND NO/ONE-HUNDREDTHS DOLLARS ($2,000,000.00) on November 18, 2003, with interest (computed on the basis of a 365-day year) (a) on the unpaid balance thereof at the rates of interest per annum set forth in paragraph 1A of the Agreement, payable quarterly on the last Business Day of December, March, June and September in each year, commencing with the December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the lesser of (a) the maximum rate permitted by applicable law or (b) 2.00% per annum above the rate otherwise applicable.





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         This Note is one of a series of Senior Subordinated Notes (the
"NOTES") issued pursuant to a Subordinated Note and Warrant Purchase Agreement, dated as of November 18, 1996 (as amended from time to time, the "AGREEMENT"), among the Company, International Mezzanine Capital, B.V. and First Commerce Corporation and is entitled to the benefits thereof.

         Payments of principal and interest on this Note are to be made as indicated in the Purchaser Schedule to the Agreement or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is a registered Note and, as provided in, and subject to the terms and conditions of, the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of like tenor for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         This Note is subject to certain prepayments, as specified in the Agreement.

         THIS NOTE AND THE DEBT EVIDENCED HEREBY, INCLUDING THE PRINCIPAL AND INTEREST SHALL AT ALL TIMES REMAIN JUNIOR AND SUBORDINATE TO ANY AND ALL SENIOR DEBT (AS DEFINED IN THE AGREEMENT), ALL ON THE TERMS AND TO THE EXTENT MORE FULLY SET FORTH IN THE AGREEMENT.

         If an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         The Company, and the purchaser and the registered holder of this Note specifically intend and agree to limit contractually the amount of interest payable under this Note to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company nor any other party liable or to become liable hereunder shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of paragraph 12Q of the Agreement shall control over any contrary provision of this Note.





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         THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW
OF THE STATE OF NEW YORK. IN THE EVENT A FINAL JUDGMENT BY A COURT OF COMPETENT JURISDICTION HOLDS THAT SUCH CHOICE OF NEW YORK LAW IS UNENFORCEABLE, THEN THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF LOUISIANA.

                                        AIR-CURE TECHNOLOGIES, INC.



                                        By:
                                            ----------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                              --------------------------------





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